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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): MAY 2, 2005

                              MORGAN BEAUMONT, INC.
                              ---------------------
               (Exact name of Registrant as specified in charter)

             NEVADA                   000-33389                 52-2268239
             ------                   ---------                 ----------
(State or other jurisdiction  (Commission File Number)        (IRS Employer
       of incorporation)                                    Identification No.)

                    2280 TRAILMATE DRIVE, SARASOTA, FL 34143
                    ----------------------------------------
                    (Address of principal executive offices)

        Registrant's Telephone Number, Including Area Code: 941-753-2875
                                                            ------------

ITEM 8.01 OTHER EVENTS.

(a) LOI to Acquire Financial Services International.
    ------------------------------------------------

Morgan Beaumont, Inc. (the "Company") entered into that certain Letter of Intent ("LOI") with Financial Services International, Inc. ("FSI") dated May 10, 2005 to acquire FSI for approximately $600,000 in cash and stock. Closing of the acquisition is contingent upon successful completion of an audit of FSI financial statements as well as approval by the Company's board of directors. A copy of this Letter of Intent is attached to this report as Exhibit 8.1.

FSI, based in Covington, KY, is a financial services provider specializing in membership services centered on stored value debit cards and the FSI Essential Membership. FSI also specializes in payroll cards and government cards.

(b) Completion of Purchase of Certain Assets From MTel.
    ---------------------------------------------------

The Company closed on its acquisition of telephone switches equipment and related rights from MTel Communications, Inc. ("MTel"). A copy of the Asset Purchase Agreement with MTel and a Consulting Agreement with Mike Vazquez are attached to this report as Exhibit 8.2. and 8.3.



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(c) Press Releases.
    ---------------

On May 2, 2005, the Company issued a press release announcing the new Vice President of Business Development of the Company. A specimen of this press release is attached hereto as Exhibit 8.4.

On May 12, 2005, the Company issued a press release announcing the Letter of Intent with FSI for the acquisition of FSI. A specimen of this press release is attached hereto as Exhibit 8.5.

ITEM 9.01 EXHIBITS.

Exhibits include herein are set forth in the Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


MORGAN BEAUMONT, INC.

/s/ Clifford Wildes
---------------------------
By: Clifford Wildes
CEO, Treasurer and Director
Dated: May 20, 2005


                                  EXHIBIT INDEX

EXHIBIT NUMBER                      DESCRIPTION OF EXHIBIT

      8.1.                      Letter of Intent
      8.2.                      Asset Purchase Agreement with MTel
      8.3.                      Consulting Agreement with Mike Vazquez
      8.4.                      Press Release issued May 2, 2005
      8.5.                      Press Release issued May 12, 2005

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